UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2018

M III ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle 15th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 716-1491

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Reference is made to the Agreement and Plan of Merger, dated as of November 3, 2017 (as amended, the “Merger Agreement”), by and among IEA Energy Services LLC (together with its subsidiaries, “IEA”), M III Acquisition Corp. (the “Company”), Wind Merger Sub I, Inc. (“Merger Sub I”), Wind Merger Sub II, LLC (together with Merger Sub I, the “Merger Subs”), Infrastructure and Energy Alternatives, LLC (“Seller”), Oaktree Power Opportunities Fund III Delaware, L.P., solely in its capacity as the representative of the Seller (“Seller’s Representative”), and, solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC and M III Sponsor I LP (together, the “Sponsors”).  Capitalized terms used in this Current Report on Form 8-K and not defined have the meanings assigned in the Merger Agreement.

Item 1.01 Entry into a Material Definitive Agreement

Waiver, Consent and Agreement to Forfeit Founder Shares

On March 20, 2018, the Company, the Seller, IEA, the Seller’s Representative, the Merger Subs and the Sponsors entered into a Waiver, Consent and Agreement to Forfeit Founder Shares (the “Waiver”), pursuant to which, among other things, the Seller and IEA agreed to waive the condition to Closing set forth in Section 9.14 of the Merger Agreement and the termination right set forth in Section 10.1(g)(ii) of the Merger Agreement; provided, in each case that (i) Available Cash is not less than $72.0 million (and if Available Cash is less than $72.0 million, the Seller’s Representative can terminate the Merger Agreement in accordance with Section 10.1(g)(ii) thereof), (ii) the transactions contemplated by the Advisor Commitment Agreements (as defined below) have been consummated (or will be consummated substantially concurrently with Closing) and (iii) the amount available to be drawn on the date on which the Closing occurs (the “Closing Date”) is not less than (x) the amount required to pay Transaction Expenses and any Working Capital Overage plus (y) an amount equal to the amount by which Available Cash is less than $100.0 million.  The Seller and IEA also consented to the transactions contemplated by the Advisor Commitment Agreements, as well as certain additional agreements with advisors to the Company and Seller that may be entered into prior to Closing.  In connection therewith, Seller and IEA agreed that: (a) all shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) issued to or acquired by the advisors party to the Advisor Commitment Agreements shall be “Registrable Securities” for all purposes of the Buyer A&R Registration Rights Agreement to be executed and delivered at Closing, (b) the number of shares of Common Stock referenced as outstanding on the date of the Investor Rights Agreement in the definition of the Sponsor Higher Condition and the Sponsor Minimum Condition in the Investor Rights Agreement to be executed and delivered at Closing shall be reduced by the number of Founder Shares forfeited in accordance with the terms of the Waiver; and (c) the number of “Founder Shares” and “Earnout Shares” set forth opposite the name of each Sponsor on Exhibit A to the Founder Shares Amendment Agreement shall be reduced by the number of Founder Shares and “Earnout Shares”, respectively, that the Sponsors have forfeited pursuant to the Waiver (and after giving effect to any forfeiture of Founder Shares at Closing pursuant to the Forfeiture Agreement entered into prior to the date of this Current Report on Form 8-K and referenced in Amendment No. 5 to the Merger Agreement).

The Company agreed to waive the condition to Closing set forth in Section 8.11 of the Merger Agreement; provided, that (i) Available Cash is not less than $72.0 million, (ii) the transactions contemplated by the Advisor Commitment Agreements have been consummated (or will be consummated substantially concurrently with Closing) in accordance with the terms thereof, unless the failure of such transactions to be so consummated arises out of or in connection with a breach by the Company of its obligations under the Waiver, in which case the condition shall be waived and (iii) the aggregate amount of commitments available to the Company on the Closing Date under the Replacement Credit Facility is not less than $100.0 million and the amount available to be drawn on the Closing Date is not less than (x) the amount required to pay Transaction Expenses and any Working Capital Overage plus (y) an amount equal to the amount by which Available Cash is less than $100.0 million.

The Sponsors agreed to forfeit at Closing to the Buyer an aggregate of 425,000 Founder Shares, of which 106,250 Founder Shares shall be comprised of “Earnout Shares” described in Section 1(a) of the Founder Shares Amendment Agreement (“$12 Earnout Shares”) and 106,250 Founder Shares shall be comprised of the “Earnout Shares” described in Section 1(b) of the Founder Shares Amendment Agreement (“$14 Earnout Shares”). The Buyer agreed to issue to Seller at Closing 425,000 shares of Common Stock, of which (i) 106,250 shares shall be subject to the same vesting terms applicable to the $12 Earnout Shares and (ii) 106,250 shares of Common Stock shall be subject to the same vesting and forfeiture terms applicable to the $14 Earnout Shares. The number of shares constituting $12 Earnout Shares and $14 Earnout Shares may be changed by mutual agreement of the Parties.

The Parties agree that an additional 525,000 Founder Shares held by the Sponsors in the aggregate (twenty-five percent (25%) of which shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of which shall be comprised of $14 Earnout Shares) (collectively, the “Transfer Restricted Shares”) shall be subject to certain transfer restrictions. Upon the determination of Final 2018 EBITDA and the determination of the number of shares of Common Stock issuable to Seller pursuant to Section 3.6(f) of the Merger Agreement, such number of Transfer Restricted Shares (twenty-five percent (25%) of which shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of which shall be comprised of $14 Earnout Shares) shall be released from such transfer restrictions that is equal to  (x) 525,000 multiplied by (y) the quotient of the aggregate number of Earnout Shares issued to Seller pursuant to Section 3.6(f) of the Merger Agreement divided by 9,000,000; provided that any $12 Earnout Shares or $14 Earnout Shares that would otherwise have vested in accordance with the terms of the Founder Shares Amendment Agreement shall be deemed vested upon release from such transfer restrictions. Upon the determination of Final 2019 EBITDA and the determination of the number of shares of Common Stock issuable to Seller pursuant to Section 3.6(g) of the Merger Agreement, such number of Transfer Restricted Shares (twenty-five percent (25%) of which shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of which shall be comprised of $14 Earnout Shares) shall be released from such transfer restrictions, in an aggregate amount that, together with the Founder Shares released pursuant to foregoing sentence, is equal to  (x) 525,000 multiplied by (y) the quotient of the aggregate number of Earnout Shares issued to the Seller pursuant to Section 3.6(g) of the Merger Agreement divided by 9,000,000; provided that any $12 Earnout Shares or $14 Earnout Shares that would otherwise have vested in accordance with the terms of the Founder Shares Amendment Agreement shall be deemed vested upon release from such transfer restrictions. Following the determination of Final 2019 EBITDA, any Transfer Restricted Shares that have not been released in accordance with foregoing sentences shall be automatically forfeited without any action by any party hereto or any other person, and the Company shall cancel such Transfer Restricted Shares for no consideration.  The Company shall issue to the Seller a number of shares of Common Stock equal to the number of Transfer Restricted Shares so cancelled.  Twenty-five percent (25%) of such Common Stock shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of such Common Stock shall be comprised of $14 Earnout Shares; provided that to the extent any of the Transfer Restricted Shares would otherwise have vested in accordance with the terms of the Founder Share Amendment Agreement the $12 Earnout Shares and $14 Earnout Shares that would otherwise have been issued to Seller shall be deemed vested upon issuance to the Seller.  The percentage of shares constituting $12 Earnout Shares and $14 Earnout Shares may be changed by mutual agreement of the Parties.

The Waiver is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference, and the foregoing description is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosure set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of Common Stock to be issued in connection with the Advisor Commitment Agreements will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance upon the exemption from registration provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01 Other Events

The Company issued a press release on March 20, 2018 announcing the postponement of the special meeting of stockholders to approve the proposed business combination to March 21, 2018 at 10:00 a.m., Eastern time.

On March 19, 2018, the Company entered into a commitment agreement with one of its advisors (an “Advisor Commitment Agreement” and, together with the agreement in principle described in subsequent paragraph, “Advisor Commitment Agreements”) pursuant to which such advisor will purchase shares of Common Stock from stockholders that have validly delivered such Common Stock for redemption against the Trust Account who have agreed to rescind their withdrawal requests or, to the extent not so purchased, the issuance by the Company of Common Stock.

The Company also has an agreement in principal with one of its advisors, subject to documentation, pursuant to which such advisor will purchase  Common Stock from stockholders that have validly delivered such Common Stock for redemption against the Trust Account and that have agreed to rescind their redemption requests.  The amount of Common Stock to be so purchased, together with the amount of Common Stock to be purchased or issued in accordance with the agreement described in the foregoing paragraph, is approximately $14,000,000.

On March 20, 2018, the Company issued a press release announcing the transactions otherwise described in this Current Report on Form 8-K. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated in its entirety herein by reference.

Additional Information

The proposed business combination has been submitted to stockholders of the Company for their approval. In connection with that approval, the Company has filed with the SEC on February 9, 2018 (as supplemented by the proxy supplement filed with the SEC on March 8, 2018, and as it may be further supplemented from time to time, the “Proxy Supplement”) containing information about the proposed business combination and the respective businesses of the Company and IEA. Stockholders are urged to read the Proxy Statement because it contains important information. Stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company, without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the Proxy Statement and other filings with the SEC can also be obtained, without charge, by directing a request to M III Acquisition Corp., 3 Columbus Circle, 15th Floor, New York, NY 10019, (212) 716-1491.

The Company, IEA and their respective directors and executive officers may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the Company’s directors and executive officers, additional participants in the proxy solicitation and a description of their direct and indirect interests is contained in the Proxy Statement.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit	Description
10.1

Waiver, Consent and Agreement to Forfeit Founder Shares, dated as of March 20, 2018, by and among IEA Energy Services LLC, Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., M III Acquisition Corp., Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, M III Sponsor I LLC and M III Sponsor I LP.

99.1	Press Release, dated March 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2018

M III ACQUISITION CORP.

By:	/s/ Mohsin Meghji
Name:	Mohsin Y. Meghji
Title:	Chairman and Chief Executive Officer